Exhibit 99.2

CircuLite, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,355,906	$9,251,361
Accounts receivable	126,482	1,218,369
Inventory	—	1,452,448
Prepaid expenses	145,596	94,646
Other current assets	452,186	744,543

Total current assets	5,080,170	12,761,367
Property, plant and equipment, net	2,748,958	876,174
Intangible assets, net	1,436,098	1,565,572
Restricted cash	778,488	778,371
Security deposits	—	40,000

Totals	$10,043,714	$16,021,484

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable	$1,750,378	$1,145,873
Accrued expenses	2,044,786	1,992,431
Warranty liabilities	257,973	101,948
Other current liabilities	19,369	7,074
Current portion of long-term debt	3,910,820	3,910,820

Total current liabilities	7,983,326	7,158,146
Long-term debt, net of current portion, less discount of $81,500 and $113,000 at September 30, 2013 and December 31, 2012, respectively	1,923,839	4,734,545
Warrant liabilities	—	2,758,000
Accrued Series C and D dividend payable	14,227,383	9,579,573
Deferred rent	943,672	8,361

Total liabilities	25,078,220	24,238,625

Commitments and contingencies – See Note 7

Stockholders’ deficiency:
Convertible preferred stock – Series A, $.00001 par value; 8,618,014 shares authorized; 7,383,333 shares issued and outstanding (aggregate liquidation preference of $7,383,333)	73	73
Convertible preferred stock – Series B, $.00001 par value; 29,496,471 shares authorized; 29,411,764 shares issued and outstanding (aggregate liquidation preference of $25,000,000)	294	294
Convertible preferred stock – Series C, $.00001 par value; 44,785,939 shares authorized; 37,382,745 shares issued and outstanding (aggregate liquidation preference of $42,385,025 and $40,078,140 at September 30, 2013 and December 31, 2012, respectively)	373	373
Convertible preferred stock – Series D, $.00001 par value; 76,190,484 shares authorized; 76,190,484 and 46,190,477 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively (aggregate liquidation preference of $43,617,694 and $25,526,766 at September 30, 2013 and December 31, 2012, respectively)	762	462
Common stock – $.0001 par value; 250,000,000 shares authorized; 9,311,046 and 9,309,378 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	93	93
Additional paid-in capital	107,855,217	91,274,089
Stock subscription notes receivable	(718,145)	(706,630)
Accumulated deficit	(121,894,410)	(98,503,731)
Accumulated other comprehensive loss – foreign currency translation adjustment	(208,352)	(211,753)

Totals	(14,964,095)	(8,146,730)
Less treasury stock, 273,000 common shares, at cost	(70,411)	(70,411)

Total stockholders’ deficiency	(15,034,506)	(8,217,141)

Totals	$10,043,714	$16,021,484

See Notes to Condensed Consolidated Financial Statements

CircuLite, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

	Nine Months Ended September 30,
	2013	2012
	(Unaudited)
Net sales	$1,863,459	$92,628
Cost of goods sold	4,123,314	28,498

Gross profit	(2,259,855)	64,130

Grant income	346,588	1,639,653

Totals	(1,913,267)	1,703,783

Operating expenses:
Research and development	9,120,334	7,245,649
General and administrative	10,067,201	7,086,370

Totals	19,187,535	14,332,019

Loss from operations	(21,100,802)	(12,628,236)

Other income (expense):
Interest expense	(443,678)	(205,201)
Interest income	13,193	19,114
Change in derivative liability	2,758,000	(812,000)
Other income (expense)	30,418	(13)

Totals	2,357,933	(998,100)

Net loss	$(18,742,869)	$(13,626,336)

See Notes to Condensed Consolidated Financial Statements

CircuLite, Inc. and Subsidiary

Condensed Consolidated Statements of Comprehensive Loss

	Nine Months Ended September 30,
	2013	2012
	(Unaudited)
Net loss	$(18,742,869)	$(13,626,336)
Other comprehensive income – foreign currency translation adjustment	3,401	463,710

Comprehensive loss	$(18,739,468)	$(13,162,626)

See Notes to Condensed Consolidated Financial Statements

CircuLite, Inc. and Subsidiary

Condensed Consolidated Statement of Stockholders’ Equity

Nine Months ended September 30, 2013 (unaudited)

	Series A		Series B		Series C		Series D					Stock			Accumulated
	Convertible		Convertible		Convertible		Convertible				Additional	Subscription			Other	Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Notes	Treasury	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Stock	Deficit	Income	Deficiency
Balance, January 1, 2013	7,383,333	$73	29,411,764	$294	37,382,745	$373	46,190,477	$462	9,309,378	$93	$91,274,089	$(706,630)	$(70,411)	$(98,503,731)	$(211,753)	$(8,217,141)

Exercise of stock options									1,668		240					240
Accrual of interest on subscription notes receivable												(11,515)				(11,515)
Issuance of Series D convertible preferred stock, stock at $.525, net of offering costs of $5,316							30,000,007	300			15,744,388					15,744,688
Stock-based compensation											836,500					836,500
Foreign currency translation adjustment															3,401	3,401
Series C and Series D Dividends														(4,647,810)		(4,647,810)
Net loss														(18,742,869)		(18,742,869)

Balance, September 30, 2013	7,383,333	$73	29,411,764	$294	37,382,745	$373	76,190,484	$762	9,311,046	$93	$107,855,217	$(718,145)	$(70,411)	$(121,894,410)	$(208,352)	$(15,034,506)

See Notes to Condensed Consolidated Financial Statements

CircuLite, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2013	2012
	(Unaudited)
Operating activities:
Net loss	$(18,742,869)	$(13,626,336)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization, including amortization of intangibles	362,347	152,426
Stock-based compensation	836,500	722,820
Change in derivative liability	(2,758,000)	812,000
Amortization of debt discount	31,500	—
Noncash interest income	(11,515)	(1,660)
Change in operating assets and liabilities:
Accounts receivable	1,091,887	(92,342)
Inventory	1,452,448	38,318
Prepaid expenses	(50,950)	(74,066)
Other current assets	292,357	(1,207,527)
Security deposits	40,000	—
Accounts payable	604,505	(68,435)
Accrued expenses and other current liabilities	220,674	1,536,000
Deferred rent	935,311	(18,809)
Warranty liabilities	156,025	(7,042)

Net cash used in operating activities	(15,539,780)	(11,834,653)

Investing activities:
Purchases of equipment	(2,202,296)	(155,373)
Change in restricted cash	(117)	—

Net cash used in investing activities	(2,202,413)	(155,373)

Financing activities:
Net proceeds from sale of Series D preferred stock	15,744,688	9,492,834
Proceeds from exercise of stock options	240	—
Proceeds from long-term debt	—	3,000,000
Repayment of long-term debt	(2,842,206)	(798,556)

Net cash provided by financing activities	12,902,722	11,694,278

Effect of exchange rate changes on cash and cash equivalents	(55,984)	(159,294)

Net decrease in cash and cash equivalents	(4,895,455)	(455,042)

Cash and cash equivalents, beginning of period	9,251,361	7,758,189

Cash and cash equivalents, end of period	$4,355,906	$7,303,147

Supplemental cash flow data:
Interest paid	$412,178	$205,201

Supplemental disclosure of non-cash investing and financing: activities:
Issuance of preferred stock dividend to Series C stockholders	$2,306,885	$2,154,131

Issuance of preferred stock dividend to Series D stockholders	$2,340,925	$802,106

Issuance of warrants to bank	—	$94,000

See Notes to Condensed Consolidated Financial Statements

CircuLite, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Basis of Presentation:

CircuLite, Inc., referred to in these notes collectively with its subsidiary as “we,” “our,” “CircuLite,” or the “Company,” is a medical device company that has developed a proprietary minimally invasive circulatory support device for use in the long-term treatment of severe chronic heart failure.

The accompanying unaudited interim condensed consolidated financial statements exclude certain information and footnote disclosures normally required by accounting principles generally accepted in the United States for annual financial statements. The accompanying condensed consolidated balance sheet as of December 31, 2012 has been derived from the Company’s audited financial statements. The results of operations for the nine months ended September 30, 2013 are not necessarily indicative of the results to be expected for any future period.

In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements contain all adjustments (consisting of normally recurring adjustments) necessary to present fairly the financial position and results of operations as of the dates and for the periods presented.

Note 2 - Business and summary of significant accounting policies:

Nature of operations:

CircuLite, Inc. (“CircuLite”) and Subsidiary (collectively, the “Company”) was incorporated on June 21, 2004 under the laws of the State of Delaware and is a medical device company that has developed a proprietary minimally invasive circulatory support device (“MICS” or the “Synergy Device”) for use in the long-term treatment of severe chronic heart failure. This device can be used for destination therapy and can be delivered percutaneously to treat patients at an earlier stage of heart failure decompensation than currently available ventricular assist devices. Through 2011, the Company was in the development stage, and planned principal operations commenced in 2012.

Commercial enterprise with single segment:

In 2012, the Company achieved CE Mark, a European conformance approval for the Synergy Surgical System. In the fourth quarter of 2012, the Company initiated commercialization of the Synergy Surgical System for late stage Class III and Class IV chronic heart failure patients. In July 2013, the Company halted shipments and issued an urgent field safety notice suspending implantation of the Synergy System due to four reported instances of cannula fractures. Since July 2012, the Company has been working on the development and testing of a modified cannula design. On August 22, 2013, the Company received full approval to move into a US IDE Pilot trial at up to seven implant centers across the United States. The Company has delayed the US IDE pilot trial pending resolution of the cannula matter discussed above and possible additional System improvements.

The Company operates principally in one segment. CircuLite’s technology has been expanded to multiple platforms in order to address special patient populations, and deployment applications (pediatric applications, right heart failure, and percutaneous deployment). Even in light of these product extensions, the Company’s focus is strictly in the space of severe chronic heart failure. All technology development is within this segment.

CircuLite, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Principles of consolidation:

The consolidated financial statements include the accounts of CircuLite, Inc. and its wholly-owned German subsidiary, CircuLite GmbH (“GmbH”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Inventories:

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value.

Revenue recognition:

The Company recognizes revenue from product sales in accordance with Accounting Standards Codification (“ASC”) Topic “Revenue Recognition”. Pursuant to agreements or orders from customers, the Company ships product to its customers. Revenue from product sales is only recognized when persuasive evidence of an agreement exists and the device has been implanted. When this occurs, substantially all the risks and rewards of ownership have transferred to the Company’s customers. At this point, the selling price is fixed and collection is reasonably assured.

The Company also consigns product to selected commercial customers. Product sales from consignment agreements are only recognized when persuasive evidence of an agreement exists and the device has been implanted. All consignment products that have not been sold as of the end of the financial reporting period are still owned by the Company and are reflected as an asset of the business. Revenue recognized during the nine months ended September 30, 2013 and 2012 all resulted from sales in Europe and has been limited to a select group of countries within the major European markets.

Stock-based compensation:

ASC Topic, “Stock Compensation” requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award.

The Company’s determination of fair value is affected by the fair value of the Company’s stock price for which there is no public market, as well as the assumptions discussed below that require judgment. The fair value of employee options granted was determined using the Black-Scholes option valuation model with the following assumptions for options granted during the nine months ended September 30, 2013 and 2012, respectively: Risk-free interest rate 0.65% to 0.85% and 0.57% to 0.84%, dividend yield 0% and expected term of five years. The risk-free interest rate assumption was based upon observed interest rates of U.S. Treasury Securities appropriate for the expected term of the Company’s employee stock options. The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. The computation of the expected option term was based on the Company’s historical experience. During the nine months ended September 30, 2013 and 2012, the Company used an expected volatility of 56%, based on the average experience of a sample of comparable small cap public companies in the medical device industry.

CircuLite, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The weighted-average fair value of all options granted during the nine months ended September 30, 2013 was $0.12 per share. Stock-based compensation expense recorded during the nine months ended September 30, 2013 and 2012 was $836,500 and $722,820, respectively. At September 30, 2013, the Company had $1,735,121 of total unrecognized compensation cost, net of estimated forfeitures, related to all unvested stock options, which is expected to be recognized over the next 3.1 years.

For consultants or nonemployees, the Company accounts for equity-based compensation in accordance with ASC Topic, “Equity Based Payments to Non-Employees” which requires the Company to adopt a “fair value” method, such as the Black-Scholes option pricing model, to measure the expense. The expense is recognized over the period that services are performed and is remeasured at each reporting date until the options are vested.

Cash and cash equivalents:

Cash and cash equivalents include all cash balances and highly-liquid investments with a maturity of three months or less when acquired. Included in cash and cash equivalents is $1 million representing a minimum balance requirement under the Company’s term loan (see Note 4).

The Company maintains restricted cash as it relates to money market deposits at Square 1 Bank relating to the Company’s corporate headquarters space.

Concentrations of credit risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents in bank accounts which, at times, may exceed Federal Government insured limits. At September 30, 2013, the Company had cash and cash equivalent balances on deposit with two banks that exceed the balance insured in the amount of approximately $2,978,000, inclusive of approximately $1,061,000 deposited in a foreign bank.

The Company and its subsidiary are engaged primarily in the manufacture and sale of highly technical medical products principally in Europe. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers.

CircuLite, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 3 - Inventory:

As further discussed in Note 1, due to the suspension of implantation of the Synergy System and expected work on the development and testing of a modified cannula design and other components of the Synergy System, the Company wrote-off the value of inventory during the nine months ended September 30, 2013 as it was not deemed to have future commercial use. The write-off is included in cost of goods sold in the Company’s condensed consolidated statement of operations.

Note 4 - Long-term debt:

The Company negotiated a Term Loan (the “Loan”) with Square 1 Bank in the amount of $5,000,000. This loan was broken into two Tranches/Borrowings of $2,500,000 each. The first borrowing was drawn on November 29, 2010. Terms of this borrowing are for 36 months and allow the Company to pay interest only for the first six months of the agreement, and then interest and principal payments for the remaining 30 months. In November 2011, the Company borrowed another $989,171 from Square 1 Bank as an extension of the original agreement. All terms and conditions of the original borrowing applied to the additional $989,171. In 2012, the Company borrowed an additional $7,500,000. In connection with the additional $7,500,000 borrowings, warrants to purchase shares of Series D preferred stock were issued. The loans bear interest at 7%. The debt is subject to certain financial covenants and is secured by substantially all of the assets of the Company. The carrying value of the long-term debt is shown net of unamortized discount. Amortization of the discount is being reported in the condensed consolidated statements of operations as interest expense and the discount is being amortized on a straight-line basis over the term of the debt.

Details of our long-term debt outstanding at September 30, 2013 are as follows:

September 30,
2013
Outstanding principal	$5,916,159
Less discounts	(81,500)

5,834,659
Less current portion, net of discounts	(3,910,820)

Long-term portion	$1,923,839

CircuLite, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 5 - Product warranty:

The Company accrues an estimate of its exposure to warranty claims based on product sales data and warranty costs incurred. These costs are recognized at the time revenue is recognized. The Company has based this warranty provision on an estimated percentage of sales, plus a specific plan to exchange select external peripherals once a newer version has been approved by the regulatory authorities. The warranty provision is reduced by material and labor costs used to replace parts over the warranty period. The Company assesses the adequacy of its recorded warranty liability periodically and adjusts the amount as necessary.

Changes in the Company’s warranty liability were as follows:

Nine Months Ended
September 30,
2013
Balance, beginning of period	$101,948
Expense	198,167
Payments	(45,238)
Foreign exchange impact	3,096

Balance, end of period	$257,973

Note 6 - Stock option plan:

On November 3, 2004, the Board of Directors approved the adoption of the Company’s stock option plan (the “Plan”). During 2013, the Plan was amended by CircuLite’s Board of Directors to provide up to 37,301,218 options that may be granted to select key employees and consultants to purchase shares of its common stock. All incentive stock options granted under the Plan will have an exercise price of not less than the fair market value of the underlying common stock at the time of grant, and all non-incentive stock options granted under the Plan will have an exercise price as determined by the Board of Directors at its discretion. The options shall vest over forty-eight months upon the granting of the options for any employee, director and consultant.

Activities under the Plan are as follows:

		Weighted
		Average	Average
	Number of	Exercise	Remaining
	Options	Price	Contractual Term
Balance – January 1, 2013	29,681,748	$0.17	7.8 years
Options forfeited – employees	(3,608,968)	0.18
Options exercised – employees	(1,668)	0.15
Options granted – employees	11,230,106	0.33

Balance – September 30, 2013	37,301,218	$0.22	6.4 years

Vested and expected to vest – September 30, 2013	36,246,455	0.22	6.4 years

Exercisable – September 30, 2013	28,133,247	$0.21	6.2 years

The weighted average grant date fair value of options granted in the nine months ended September 30, 2013 was $0.12.

CircuLite, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 7- Commitments and contingencies:

Management Sale Bonus Plan:

In June 2010, the Company approved a management sale bonus plan, which provided for payments to certain members of management equal to 5% of the transaction value of any sale of the Company.

Note 8 - Stockholders’ equity:

Series D convertible preferred stock:

In 2013, the Company issued an aggregate of 30,000,007 shares of Series D preferred stock at a price of $0.525 per share yielding gross proceeds of $15.75 million. The Company incurred offering costs of approximately $5,000.

Common stock:

During September 2013, the Company issued 1,668 shares of common stock upon the exercise of stock options at a price of $0.15 per share for net proceeds of $240.

Note 9 - Accounting for warrant instruments:

Warrant expense:

Upon issuance, the Series C and D Warrants did not meet the requirements for equity classification because such warrants contain certain anti-dilution provisions. Therefore, such warrants are accounted for as freestanding derivative instruments. At December 31, 2012, the Company recorded a liability that reflected the fair value of these warrants, which was estimated to be $2,758,000. At September 30, 2013, the Company estimated the warrants had no value. Accordingly, the Company recognized a gain of $2,758,000 for the nine months ended September 30, 2013.

Note 10 - Subsequent events:

The Company has evaluated subsequent events through the date the condensed consolidated financial statements were available to be issued. Except as disclosed below, the Company did not identify any events or transactions that should be recognized or disclosed in the accompanying condensed consolidated financial statements.

On December 1, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which HeartWare International, Inc. acquired the Company. In connection with the acquisition of the Company, HeartWare issued approximately 230,000 shares of HeartWare common stock, par value $0.001 per share (the “Common Stock”), and paid approximately $12 million in cash to repay outstanding Company indebtedness and certain transaction expenses (the “Closing Payment”). In addition to the Closing Payment, the Company’s securityholders may be entitled to receive additional shares of Common Stock (or cash, in certain cases, at HeartWare’s discretion) upon the achievement of specified performance milestones.